July l9, 1996



Mr. Bruce L. Crockett
906 Frome Lane
McLean, VA  22102

Dear Bruce:

     This letter sets forth the substance of our understandings and agreements with respect to your employment relationship with COMSAT Corporation ("COMSAT") as a result of your agreement to resign as President and Chief Executive Officer of COMSAT and to continue your employment with COMSAT by providing certain consulting services to COMSAT for a specified period of time. Subject to the conditions listed below, you will remain in the employ of COMSAT as described below through January 31, 1998 (the "Termination Date"). Based on the foregoing and the terms and conditions stated below, COMSAT and you agree as follows:

1. (a) Effective as of July 19, 1996, you will resign as President and Chief Executive Officer of COMSAT, as a director of COMSAT and Ascent Entertainment Group, Inc. ("Ascent"), and as a director or officer of all direct or indirect subsidiaries and affiliates of COMSAT and Ascent.

     (b) Subject to Paragraph 3 below, your employment with COMSAT will terminate on the Termination Date.

     (c) During the period from July 19, 1996 through the Termination Date (the "Continuation Period"), you will provide consulting services to COMSAT with respect to matters which may arise in connection with your former duties as President and Chief Executive Officer of COMSAT ("Consulting Services"), from time to time as requested by the Vice President, Human Resources and Organization Development of COMSAT (the "VP of HR"), subject at all times to your availability to provide such services. In consideration for your providing the Consulting Services, during the Continuation Period COMSAT will continue to pay you your salary at your current rate of compensation and, except as otherwise provided in this Agreement, will provide you with all benefits that are provided to full-time COMSAT employees, including, but not limited to, the Retirement Plan, the Insurance and Retirement Plan for Executives (the "SERP"), the Directors

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Bruce L. Crockett
July 19, 1996
Page Two


and Executives Deferred Compensation Plan (the "Deferred Compensation Plan"), the Savings and Profit-Sharing Plan, the Employee Stock Purchase Plan, the Split Dollar Plan for Executives and the Flexible Benefits Program, provided that your participation in the Deferred Compensation Plan, the Savings and Profit-Sharing Plan and the Employee Stock Purchase Plan during the Continuation Period will continue to be subject to the one-year suspension which you elected on October 17, 1995, as a condition to receiving a hardship distribution from the Deferred Compensation Plan. In addition, during the Continuation Period COMSAT will pay for up to $7,000 of financial counseling for you per year plus reasonable receipted expenses related thereto. Thereafter, COMSAT will continue to pay for financial counseling for you to the same extent until you become employed with another employer or become substantially engaged in self-employment ("Other Employment"). However, during the Continuation Period, you will not be eligible for salary increases of any nature, cash or stock-based bonuses or awards of any nature, short- and long-term disability, or educational assistance, any or all of which may be available to other COMSAT employees. Except as otherwise provided in this Agreement, for all purposes of COMSAT service credit, your last date of employment will be the Termination Date.

     (d) During the Continuation Period, you will be eligible for outplacement assistance, commensurate with your former position as President and Chief Executive Officer, at COMSAT's expense as determined by the VP of HR.

     (e) During the Continuation Period and thereafter, the stock options and Restricted Stock Awards ("RSAs") previously granted to you under the 1990 and 1995 Key Employee Stock Plans and the Restricted Stock Units ("AIP RSUs") and Phantom Stock Units ("PSUs") previously granted to you under the Annual Incentive Plan will continue to be governed by the terms and conditions of the specific agreements covering such grants. Accordingly, you will continue to vest in such grants during the Continuation Period, and the vesting of performance-based RSAs will continue to be subject to applicable performance measures during the Continuation Period. All stock options will terminate three months after the Termination Date (or such later date as provided in the option agreements), during which three-month period you may exercise such options only to the extent they were exercisable at the Termination Date. All RSAs, AIP RSUs and PSUs which have not vested by the Termination Date will be forfeited on such date.

     (f) The COMSAT Board of Directors (the "Board") has approved your early retirement under the SERP on April 1, 1999

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Bruce L. Crockett
July 19, 1996
Page Three


(the "Retirement Date"), the first day of the month after your 55th birthday. Beginning on the Retirement Date, you will receive SERP retirement benefits as reduced by (i) the early retirement factor in
Section 5.2(b) of the Plan, and (ii) the termination of employment factor in Section 7.1 of the Plan. Based on estimated calculations which are subject to final adjustment, the annual SERP retirement benefit you will receive beginning on the Retirement Date is $234,984 plus an early retirement supplement of $15,696 payable until you reach age 65. The lump sum payments you elected to receive on January 1, 2000 and January 1, 2001 pursuant to Sections 9.3 and 9.4 of the Plan, respectively, will be paid to you in accordance with your elections unless you revoke these elections prior to the specified payment dates. As a condition to receiving SERP retirement benefits beginning on the Retirement Date, you agree to elect early retirement under the Retirement Plan on the same date. If you die during the period from the Termination Date to the Retirement Date (the "Transition Period"), your spouse will receive the annual death benefit provided in Section 10.1(a) of the Plan, and your beneficiary designated under the Plan will receive the lump sum death benefit provided in Section 10.1(b) of the Plan. If you become disabled during the Continuation Period or the Transition Period, COMSAT will recommend to the Board that the Board approve the commencement of your SERP retirement benefits on February 1, 1998, or the first day of the month after you become disabled, whichever is later. The Board will have the sole discretion to approve the commencement of your SERP retirement benefits prior to the Retirement Date if you become disabled. For this purpose, you will be deemed "disabled" if you incur a total disability as defined in COMSAT's Long-Term Disability Plan. In addition, at the end of the Continuation Period COMSAT will request the Board to review whether the non-competition periods in Section 11.2 of the Plan and Paragraph 3(b) of this Agreement should run concurrently. The Board will make this determination in its sole discretion after a good faith review of the relevant circumstances at such time.

     (g) Your rights under the Split Dollar Plan for Executives after the Termination Date will be governed by the terms and conditions of the Split Dollar Agreement between COMSAT and you dated February 12, 1992 (the "SDA"). Accordingly, you will have the option for 60 days after the Termination Date to obtain the release of the assignment encumbering the life insurance policies covered by the SDA by reimbursing COMSAT for the total amount of the premium payments made by COMSAT under the SDA, less any indebtedness secured by the life insurance policies which was incurred by COMSAT and which remains outstanding as of the Termination Date, including any interest due on such indebtedness.

Bruce L. Crockett
July 19, 1996
Page Four


     (h) After the Termination Date, COMSAT will pay up to $8,500 per year for medical and dental insurance coverage for you and your family until you become engaged in Other Employment.

     (i) You will be entitled to keep the mobile telephone in your personal automobile provided by COMSAT, plus the computer and other office equipment provided by COMSAT for use in your home which is listed on the attached Schedule A.

     (j) The COMSAT Foundation will donate the deferred gift amount payable under the Educational Grant Program to your designated beneficiary, the University of Rochester, following the death of you or your spouse, whichever occurs last.

     (k) During the Continuation Period, you will be free at all times to seek, take on and perform other business and employment opportunities and responsibilities outside COMSAT ("Other Business"), whether or not for compensation, without limitation and without any effect on the obligations of COMSAT to you under this Agreement, subject only to the express terms and conditions of this Agreement. In the event of a conflict between a COMSAT request for Consulting Services and your Other Business, you shall resolve such conflict in your reasonable discretion after consulting with the VP or HR.

2. In consideration of COMSAT's agreement to enter into this Agreement and in return for your receipt of the benefits thereof, you agree to the general release and covenant not to sue contained in this paragraph 2 and the other provisions of this Agreement. It is understood, however, that this release shall not waive any claim for benefits or any rights to which you are or may be entitled under this Agreement, your employment by COMSAT from the date of this Agreement through the Termination Date in accordance with this Agreement, the COMSAT Retirement Plan, or any other payments or other benefits to which you are entitled, or will become entitled after your termination from COMSAT, pursuant to the specific terms of any other COMSAT employee benefit plans in which you are a participant.

     (a)  You,   on  behalf  of  yourself   and  your   heirs,   executors,
administrators, successors and assigns, agree to release, discharge and covenant not to sue COMSAT, its affiliated companies and its and their predecessors, successors, assigns, shareholders, directors, officers, employees, administrators, fiduciaries and agents, in their individual and representative capacities (hereinafter referred to collectively as
"COMSAT") with respect to all claims, charges, causes of action, liabilities, suits, debts and demands, of any kind or nature,

Bruce L. Crockett
July 19, 1996
Page Five


which you had, have or may have against COMSAT up to the effective date of this Agreement (collectively, "Waived Claims"), including, without limitation, (i) any claims relating to your employment with COMSAT; (ii) any claims relating to the termination of your employment pursuant to the terms of this Agreement, including but not limited to your agreement to terminate employment effective on the Termination Date, under the arrangement as set forth herein; (iii) any claims relating to the terms, conditions and benefits associated with such employment or your termination from employment; (iv) any claims under any local, state or federal antidiscrimination law, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, and the Fair Labor Standards Act; (v) any claims at common law, including, without limitation, claims for breach of an express or implied contract, or wrongful discharge; or (vi) any other claims, statutory or otherwise.

     (b) You agree not to encourage, initiate or participate in or assist in any way in any individual or class action lawsuit or administrative, arbitral or other proceeding against COMSAT with respect to any Waived Claims in any forum on behalf of yourself or others, unless compelled to do so by legal process or court order. You further agree to waive any remedy or recovery in any action which may be brought on your behalf by any governmental agency or other person with respect to any Waived Claims.

3. Except to the extent provided herein, you release and waive any and all rights or claims you may have to reemployment with COMSAT or any of its affiliated companies after the Termination Date, and agree that you will not apply for employment with COMSAT or any of its affiliated companies after such date. You further understand and agree that your employment status with COMSAT during the Continuation Period and the salary and benefits provided are conditioned upon the following and that if you breach any of the following during such period, your employment, salary and benefits will terminate on the date upon which COMSAT provides written notice to you of such termination:

     (a) During the Continuation Period you will not disparage, slander, defame, impugn or make any statement to third parties orally or in writing, or take, or omit to take, any other actions that will damage or harm COMSAT or any of its subsidiaries or affiliates, or their respective officers and directors, or the reputations of any of them, provided that this clause (a) will not apply to any testimony you give under oath in connection with any lawsuit or other proceeding.

Bruce L. Crockett
July 19, 1996
Page Six


     (b) Without the prior written approval of the VP of HR, you may not accept or enter into any employment or direct or indirect consulting arrangement during the Continuation Period (i) with any competitor of COMSAT or its subsidiaries and affiliates, or (ii) which violates or is otherwise prohibited by the Conflicts of Interest or Confidentiality policies of COMSAT, including the Standard Invention and Information Agreement you signed regarding nondisclosure of corporate proprietary information.

     (c) You will cooperate as requested by the Vice President and General Counsel of COMSAT in assisting COMSAT to defend the PanAmSat and Kinzie lawsuits or any other existing or prospective lawsuits or regulatory proceedings that arise out of or involve matters or events which occurred on or before July 19, 1996, to the extent that any statements you are required to make in such capacity are truthful and to the extent that your cooperation is not adverse to your own interests.

4. This Agreement is strictly confidential. You agree, that, until such time as this Agreement becomes public as a result of its required filing by COMSAT with the Securities and Exchange Commission (the "SEC"), or except as agreed upon in writing by COMSAT, you will not communicate, publish or disclose, in any manner, the terms, nature or scope of this Agreement to any person except: (a) as may be required by law; (b) to your attorneys, accountants, financial counselors, or tax consultants; (c) to prospective employers; or (d) to members of your immediate family. In the event that information described in this Agreement is revealed to your attorneys, accountants, financial counselors, tax consultants, prospective employers or immediate family as permitted herein before this Agreement becomes public as a result of its required filing by COMSAT with the SEC, such person(s) shall be advised of this non-disclosure covenant and be instructed that they are bound not to publish, disclose, or otherwise disseminate such information in the same way you are bound and that you are responsible for any unauthorized disclosure by such recipient.

5. COMSAT agrees that it will not communicate, publish or disclose, in any manner, the terms, nature or scope of this Agreement to any person except: (a) as may be required by law; (b) to its attorneys, accountants, financial counselors, or tax consultants; or as may be required in the ordinary course of its business. In the event that information described in this Agreement is disclosed pursuant to this Paragraph 5 before this Agreement becomes public as a result of its required filing by COMSAT with the SEC, the person(s) to whom such disclosure is made shall be advised of this non-disclosure covenant and be instructed that they are bound not to publish, disclose, or

Bruce L. Crockett
July 19, 1996
Page Seven


otherwise disseminate such information to the same extent that COMSAT is bound.

6. Because of the nature of the terms of this Agreement, and the general release and covenant not to sue contained herein, by agreeing to this Agreement you acknowledge that you have been advised, in writing, by COMSAT to consult with an attorney prior to executing this Agreement, that you have had an opportunity to do so and that you understand the nature, terms and effects of this Agreement, and the general release and covenant not to sue. You further acknowledge that COMSAT has not made any representations to you, or your agents or successors and assigns, concerning this Agreement, or the general release and covenant not to sue, other than those contained herein. In addition, you acknowledge that you have been informed that you have the right to consider and review this Agreement for a period of at least twenty-one (21) days, and that you have the right to revoke this Agreement for a period of seven (7) days following its execution, and that this Agreement shall not become effective or enforceable until such seven (7) day period has expired.

7. Finally, you agree and acknowledge that this Agreement, and the general release and covenant not to sue contained herein, shall not operate or be construed as an admission by COMSAT of any violation of any local, state or federal statute or regulation or of any duty at common law or otherwise owed to you, your successors or assigns.

8. You will be entitled to indemnification to the extent provided in COMSAT's Articles of Incorporation and By-Laws and to coverage under COMSAT's liability insurance policy for directors and officers to the extent provided therein.

9. This Agreement shall inure to the benefit of, and is binding upon, COMSAT and you and our respective heirs, executors, administrators, successors, representatives and assigns.

10. This Agreement may not be modified or amended except in writing signed by the parties.

11. A waiver of a breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of the same provision or a waiver of a breach of any other provision of this Agreement.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles thereof.

Bruce L. Crockett
July 19, 1996
Page Eight


     If you agree to the foregoing, please sign both originals of this Agreement in the space provided below and return one original to the undersigned.

                             COMSAT Corporation


                             /s/ Steve Bell
                             -----------------------------------
                             By:  Steve Bell, Vice President
                                  Human Resources and
                                  Organization Development


Agreed and Acknowledged:


/s/ B. L. Crockett
----------------------------
Bruce L. Crockett


    7-19-96
----------------------------
Date


Enclosure:  Duplicate Original

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